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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 10, 2002

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                                   AVAYA INC.
                                   ----------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)

       DELAWARE                      1-15951                     22-3713430
------------------------       ---------------------           ---------------
(STATE OF INCORPORATION)       (COMMISSION FILE NO.)           (IRS EMPLOYER
                                                               IDENTIFICATION
                                                               NUMBER)

                               211 MOUNT AIRY ROAD
                             BASKING RIDGE, NJ 07920
                   ------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (908) 953-6000
                         -----------------------------
                         (REGISTRANT'S TELEPHONE NUMBER)


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ITEM 5. OTHER EVENTS.

         AGREEMENTS WITH WARBURG

         On March 10, 2002, Avaya Inc. (the "Company"), Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Warburg, Pincus Equity Partners, L.P. (collectively, the "Warburg Entities") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") and a Conversion and Exercise Agreement (the "Conversion Agreement" and, together with the Stock Purchase Agreement, the "Agreements").

         Under the Stock Purchase Agreement, the Warburg Entities agreed to purchase from the Company an aggregate of 14,383,953 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), for $6.26 per share (which was the reported closing price of the Common Stock on the New York Stock Exchange on March 8, 2002), for a total purchase price of approximately $90 million.

         Under the Conversion Agreement, (a) the Company agreed to reduce the conversion price of the 6 1/2% Series B Convertible Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company owned by the Warburg Entities from $26.71 per share to $11.31 per share, and (b) the Warburg Entities agreed to (i) convert all 4 million outstanding shares of Preferred Stock into a total of 38,329,365 shares of Common Stock and (ii) purchase an additional 286,682 shares of Common Stock from the Company by exercising a portion of the warrants that the Warburg Entities own at an exercise price of $34.73 per share (for gross proceeds to the Company upon such exercise of approximately $10 million).

         If both transactions close, (i) the Warburg Entities will hold approximately 53 million shares of Common Stock (representing approximately 15.5% of the outstanding shares of Common Stock) and warrants to purchase approximately 12.1 million additional shares of Common Stock at $34.73 per share, and (ii) there will be no shares of Preferred Stock outstanding (and, accordingly, the Preferred Stock will cease accruing dividends).

         The Warburg Entities' obligation to close the transactions is subject to (i) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) the absence of a material adverse effect on the business and operations of the Company, (iii) the absence of any litigation relating to Warburg Entities' ownership of the Company's securities or the transactions and
(iv) other customary conditions. Accordingly, there can be no assurance that the transactions will be consummated. Each Agreement provides that either party may terminate such Agreement at any time after April 30, 2002 if the closing has not occurred by that date and such party is not in breach.
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         Jeffrey Harris, a Senior Managing Director of an affiliate of the
Warburg Entities, resigned from the Company's board of directors (the "Board") prior to the Board's approval of the Agreements. Mr. Harris served as the chairman of the Company's Audit and Finance Committee. The Board has appointed Mark Leslie, a current member of the Audit and Finance Committee, to succeed Mr. Harris as chairman of that committee. The Warburg Entities retain the right to designate for election by the Company's stockholders a director acceptable to the rest of the Board who is not affiliated with the Warburg Entities.

         CERTAIN CHARGES

         The Company announced that it will record a one-time retained earnings charge of approximately $130 million in connection with the conversion of the Preferred Stock by the Warburg Entities under the Conversion Agreement (which will impact earnings per share but not net income). The Company also announced that it will record a restructuring charge of approximately $100 million in connection with workforce reductions, which will contribute to the Company reporting a net loss in earnings per share for the current fiscal quarter.

         FINANCING PLAN; RATINGS DOWNGRADE; TERMINATION OF RECEIVABLES SECURITIZATION FACILITY

         The Company has retained Bear, Stearns & Co. Inc. to help the Company raise an additional $100 million of equity financing (plus an over-allotment option of up to 15%). The Company is also exploring options to repay all or a portion of its existing bank debt by replacing that debt with a longer-term debt instrument. The Company announced that it expects its ratings from Standard & Poors and Moody's to be downgraded. This downgrade, among other factors, could impair the Company's ability to secure additional financing on attractive terms, and there can be no assurance that the Company will be successful in raising any of the new financing on acceptable terms.

         On March 11, 2002, the Company notified the financial institution that is a party to the Company's accounts receivable securitization facility that the Company has elected to terminate the program effective March 15, 2002. Under the terms of the program, upon termination, purchases of receivables by the financial institution will cease, thereby eliminating a source of liquidity for the Company and, in addition, collections on receivables constituting the designated pool subject to the facility will be used to pay down the financial institution's $200 million investment under the facility. There can be no assurance that the Company will be able to replace this source of liquidity on acceptable terms.

         Attached hereto as Exhibits 10.1 and 10.2 are copies of the Stock Purchase Agreement and the Conversion Agreement, respectively. Attached hereto as Exhibit 99.1 is a copy of a press release issued by the Company on March 11, 2002 announcing the execution of the Agreements and reporting on certain financial results for the current fiscal quarter.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)      EXHIBITS.

   Exhibit 10.1   --   Stock Purchase Agreement by and among Avaya Inc. and the
                       Warburg Entities, dated as of March 10, 2002

   Exhibit 10.2   --   Conversion and Exercise Agreement by and among Avaya Inc.
                       and the Warburg Entities, dated as of March 10, 2002

   Exhibit 99.1   --   Press Release, dated March 11, 2002




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AVAYA  INC.


Date:  March 11, 2002                By: /s/ Pamela F. Craven
                                        ----------------------------------------
                                         Name:  Pamela F. Craven
                                         Title: Senior Vice President, General
                                                Counsel and Secretary


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                                  EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION
-----------                      -----------

Exhibit 10.1    --    Stock Purchase Agreement by and among Avaya Inc. and the
                      Warburg Entities, dated as of March 10, 2002

Exhibit 10.2    --    Conversion and Exercise Agreement by and among Avaya Inc.
                      and the Warburg Entities, dated as of March 10, 2002

Exhibit 99.1    --    Press Release, dated March 11, 2002



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